EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan for the registration of 1,000,000 shares of Stone Energy Corporation common stock of our report dated February 28, 2003, with respect to the consolidated financial statements of Stone Energy Corporation included in its Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

New Orleans, Louisiana
July 29, 2003